UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2007

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-142880	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor, Buenos Aires, Argentina	C1430DNN
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   011-54-11-5352-8000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of New Directors

On September 20, 2007, MercadoLibre, Inc. (the "Company"), announced that the board of directors of the Company (the "Board") had increased the size of the Board to seven directors and elected Anton J. Levy and Veronica Allende Serra as new directors.

Mr. Levy was appointed as a Class I director and his initial term will expire after our annual meeting of stockholders in 2008. Mr. Levy was appointed to the Audit Committee of the Board and will serve as the Chairman of the Audit Committee. Mr. Levy is a Managing Director of General Atlantic LLC. General Atlantic purchased 3,000,000 shares (the "IPO Shares") of the Company's common stock ("Common Stock") in the Company's initial public offering (the "IPO") and is the beneficial owner of 3,936,140 shares of Common Stock. As contemplated by the Company's prospectus relating to the IPO, General Atlantic submitted Mr. Levy as a director nominee to the Board's Nominating and Corporate Governance Committee in connection with General Atlantic's purchase of the IPO Shares. We do not intend to provide any compensation to Mr. Levy for his service as a director.

Ms. Serra was appointed as a Class III director and her initial term will expire after our annual meeting of stockholders in 2010. Ms. Serra was appointed to the Compensation Committee of the Board and will serve as the Chairman of the Compensation Committee.

A copy of the Company's press release announcing the election of Mr. Levy and Ms. Serra is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Adoption of Compensation Plan for Outside Directors

On September 17, 2007, the Board, upon the recommendation of the Compensation Committee of the Board, adopted a compensation plan for outside directors, as defined by the Board. The Board's current outside directors are Emiliano Calemzuk and Ms. Serra. Under the terms of the plan, the outside directors will receive an annual cash retainer fee of $30,000 and an annual grant of restricted Common Stock ("Restricted Shares"). As of September 17, 2007, the Company awarded each of Mr. Calemzuk and Ms. Serra 1,000 Restricted Shares for their original grants. On the first anniversary of each director's respective original Restricted Shares grant date, each outside director will receive a grant of additional Restricted Shares having a value equal to $30,000, based on the closing sale price of the Common Stock on the prior trading day. On the second anniversary of each director's respective original Restricted Shares grant date, each outside director will receive a grant of additional Restricted Shares having a value equal to $40,000, based on the closing sale price of the Common Stock on the prior trading day. Each grant of Restricted Shares will vest twelve months following the grant date. Restricted Shares will be granted pursuant to the Company's Amended and Restated 1999 Stock Option and Restricted Stock Plan. The Company reimburses nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with attending meetings of the Board and committees of the Board.

Item 7.01. Regulation FD Disclosure.

The disclosure contained in Item 5.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated September 20, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc. (Registrant)
September 20, 2007 (Date)	/s/ NICOLAS SZEKASY Nicolas Szekasy Chief Financial Officer

Exhibit Index
99.1	Press release dated September 20, 2007